                                                                    EXHIBIT 23.1


             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE
             ----------------------------------------------------



We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Information Management Associates, Inc. included in this Form 10-K and have issued our report thereon dated March 3, 1999. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to consolidated financial statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                              ARTHUR ANDERSEN LLP



Hartford, Connecticut
March 3, 1999